Exhibit 10.17

EXECUTION

NON-COMPETITION, NON-SOLICITATION AND
CONFIDENTIALITY AGREEMENT

October 7, 2020

This Non-Competition, Non-Solicitation and Confidentiality Agreement (this “Agreement”) is entered into as of the date set forth above, by and between Stable Road Acquisition Corp., a Delaware corporation (“Parent”), and Mikhail Kokorich (the “Restricted Party”) and shall become effective, if at all, as of the Closing. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent and Momentus Inc., a Delaware corporation (the “Company”), have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Merger Agreement”), by and among Parent, the Company, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“First Merger Sub”), and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of Parent (“Second Merger Sub”), pursuant to which First Merger Sub shall merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the “Surviving Corporation”), and immediately following the First Merger, as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”) with Second Merger Sub being the surviving company of the Second Merger (the “Surviving Entity”), and as a result of which the Surviving Entity will become a wholly-owned Subsidiary of Parent, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Company carries on the Business;

WHEREAS, the Restricted Party has access to Confidential Information regarding the Business;

WHEREAS, as a condition to the execution of the Merger Agreement and the consummation of the Mergers, Parent has required the execution of this Agreement on the date hereof by the parties hereto to provide for certain restrictions on the Restricted Party, provided such restrictions shall only be effective upon the Closing;

WHEREAS, upon consummation of the Mergers pursuant to the terms and conditions of the Merger Agreement, the Restricted Party will be the recipient, either directly (under the terms of the Merger Agreement) or indirectly (as an equityholder or officer of the Surviving Entity) of substantial consideration, and will enjoy substantial other benefits, from the consummation of the Mergers and, in consideration thereof, the Restricted Party is agreeing to limit the Restricted Party’s ability to compete with the Company, the Surviving Entity, and its and their successors and assigns as described herein; and

WHEREAS, the Restricted Party acknowledges that the agreements and covenants provided by the Restricted Party in this Agreement are essential to protect the value of the Business to Parent (including the goodwill associated with the Business), and such covenants and agreements contained herein are a material inducement to Parent’s, First Merger Sub’s and Second Merger Sub’s agreement to enter into the Merger Agreement and to agree to consummate the Mergers pursuant to the Merger Agreement and neither Parent, First Merger Sub nor Second Merger Sub would have executed the Merger Agreement without such covenants and agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Nondisclosure. The Restricted Party acknowledges that the Confidential Information is the property of the Company (and, following the Effective Time, the Surviving Entity). The Restricted Party shall, and shall cause his or her Affiliates and its and their respective officers, directors, managers, employees, attorneys, agents, advisors and other representatives to, maintain all Confidential Information in strict confidence and secrecy, and shall not, directly or indirectly, (a) use or exploit any Confidential Information for any purpose, (b) disclose any Confidential Information to any Person other than Parent or its Affiliates or (c) assist any other Person in engaging in any of the foregoing, except in performance of the Restricted Party’s services for or on behalf of the Surviving Entity, including, in particular, carrying out the Restricted Party’s duties as an employee of the Surviving Entity (provided, however, that the mere fact that the Restricted Party may in the future, after termination of employment with the Surviving Entity become an employee of another Person shall not create an automatic presumption that the Restricted Party has in fact violated the restriction in this Section 1), or to the extent otherwise (i) necessary to comply with the express terms of, or assert the Restricted Party’s rights under, any written agreement between the Restricted Party and Parent or any of its Affiliates entered into in connection with the Merger Agreement or after the Closing Date or (ii) explicitly requested in writing by Parent. Nothing in this Agreement reduces any obligation of the Restricted Party to, or cause his or her Affiliates to, comply with Laws relating to trade secrets, confidential information and unfair competition. Notwithstanding anything in this Agreement, the Restricted Party understands that under the Federal Defend Trade Secrets Act of 2016 (specifically, 18 USC §1833), the Restricted Party shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of Law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

2. Legal Obligation to Disclose. If the Restricted Party or any of the Restricted Party’s Affiliates is required (by oral or written question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigation demand or similar process, collectively, a “Legal Process” or by Law) to disclose any Confidential Information at any time after the Closing, then such disclosing Person shall, to the extent permitted under Law, provide Parent with prompt written notice of such requirement to enable Parent (and use reasonable best efforts to cooperate with Parent at Parent’s sole cost and expense) (a) to seek an appropriate protective order or other remedy and/or (b) to waive compliance, in whole or in part, with the terms of this Agreement. If, in the absence of a protective order or the receipt of a waiver under this Agreement, the disclosing Person is nonetheless compelled to disclose such Confidential Information in connection with a Legal Process or as required by Law, then the disclosing Person may disclose such Confidential Information in connection with such Legal Process or as required by Law. The disclosing Person shall not be liable under or in breach of this Agreement for a disclosure in connection with such Legal Process or as required by Law that is made in accordance with this Section 2; provided, however, that if such disclosure was caused or resulted from a previous disclosure by the disclosing Person in violation of this Agreement, then the other terms and provisions of this Agreement shall continue in full force and effect and shall be enforceable by Parent as to such disclosure or disclosures made in violation of this Agreement that resulted in the compelled disclosure.

3. Non-Solicitation; Non-Hire; Non-Disparagement. During the Restrictive Period, the Restricted Party shall not directly or indirectly, through another Person (a) solicit or induce or attempt to induce any Person who is an employee, independent contractor or consultant of the Company as of the Closing Date (collectively, “Covered Persons”) to leave the employ of the Surviving Entity or (to the extent limiting the future services such Covered Person has historically provided to the Company, as a consultant, agent, independent contractor, or otherwise) to leave the service of the Surviving Entity, or in any way interfere with the relationship between the Surviving Entity and any such Covered Person, (b) hire or attempt to hire any Covered Person as an employee, independent contractor or consultant or (c) slander, defame or recklessly or intentionally disparage the Surviving Entity or Parent with the intent to cause material harm to the Surviving Entity or Parent or their respective past or present investors, officers, directors, employees or Affiliates in relation to the Business of the Company or the Transactions and the agreements contemplated thereby. The provisions set forth in Section 3(a) shall not prohibit the Restricted Party or any of his or her Affiliates from (i) making any general public solicitation for employees not directed or targeted at any Covered Person, or (ii) soliciting for hire any Covered Person whose employment with the Company is terminated or otherwise ceases so long as no Covered Person is hired (or was solicited prior to such termination or cessation of employment) in violation of this Section 3.

4. Non-Competition. The Restricted Party acknowledges and agrees that (a) the Business of the Company and its Subsidiaries is conducted throughout the Geographic Region, (b) the Company’s reputation and goodwill are an integral part of its Business success throughout the Geographic Region, (c) the Restricted Party is familiar with certain of the Company’s trade secrets and with other Confidential Information, (d) the Restricted Party’s services and/or relationships are of special, unique and extraordinary value to the Company, and (e) Parent and its Affiliates would be irreparably damaged if the Restricted Party or any of his Affiliates were to provide services or to otherwise participate in the operations or business of any Person engaged in the Business and that any material competition could result in a significant loss of goodwill by Parent in respect of the Business. The Restricted Party further acknowledges and agrees that (i) the covenants and agreements set forth in this Section 4 were a material inducement to Parent to enter into this Agreement and for Parent, First Merger Sub and Second Merger Sub to enter into the Merger Agreement and to perform their respective obligations hereunder and thereunder, (ii) Parent and its Affiliates would not obtain the benefit of the bargain set forth in the Merger Agreement as specifically negotiated by the parties thereto if the Restricted Party or any of his Affiliates breached the provisions of this Section 4, (iii) the covenants set forth Section 3 and this Section 4 are being made by the Restricted Party in connection with the direct and/or indirect sale by the Restricted Party of Company Interests pursuant to the Merger Agreement and not directly or indirectly in connection with the Restricted Party’s employment or other relationship with the Company and, (iv) the character, duration and scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement is executed, including the Restricted Party’s economic interest in the Mergers and the transactions contemplated by the Merger Agreement. Therefore, in further consideration of the amounts to be paid pursuant to the Merger Agreement and to protect the goodwill of the Business of the Company sold in connection therewith, and as a condition to Parent’s, First Merger Sub’s and Second Merger Sub’s willingness to enter into the Merger Agreement and Parent’s willingness to enter into this Agreement, as applicable, the Restricted Party shall not, and shall cause and direct his Affiliates not to, during the period beginning at the Closing and ending on the date of the expiration of the Restrictive Period, directly or indirectly or (x) own any interest in, manage, control, consult with, render services for, or be employed by, any Person that engages or participates in any manner, in the Business within any Geographic Region. Nothing herein shall prohibit the Restricted Party or any of his or her Affiliates from being a passive owner of not more than 5% of any class of stock of a corporation, which class of stock is publicly traded, so long as neither the Restricted Party nor any of its Affiliates has any active participation in the business of such corporation.

5. Enforcement.

(a) If at the time of enforcement of Section 1, Section 2, Section 3 or Section 4, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, including by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, the parties hereto agree that the maximum period, scope or geographical area enforceable under such circumstances shall be substituted for the stated period, scope or area and that the court of competent jurisdiction shall be allowed to revise the restrictions contained therein to cover the maximum period, scope and area permitted by Law. The existence of any claim or cause of action by the Restricted Party or any of his or her Affiliates against Parent, First Merger Sub, Second Merger Sub, the Company or the Surviving Entity shall not constitute and shall not be asserted as a defense to the enforcement by Parent or any of its Affiliates of this Agreement. The parties hereto agree that Parent and its Affiliates would suffer irreparable harm from a breach of Section 1, Section 2 , Section 3 or Section 4 by the Restricted Party and that money damages would not be an adequate remedy for any such breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, Parent and its Affiliates and their successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by the Restricted Party of Section 3 or Section 4, the Restrictive Period will be tolled until such breach or violation has been duly cured. The Restricted Party acknowledges and agrees that due to the proprietary nature of the Business, the restrictions contained in this Agreement are reasonable (including as to duration, geographical area and scope) and are necessary to ensure the preservation, protection and continuity of the Business, trade secrets and goodwill of the Company and that the Restricted Party has reviewed the provisions of this Agreement with his or her legal counsel.

(b) The Restricted Party acknowledges that (i) the enforcement of any covenants set forth in this Agreement against the Restricted Party would not impose any undue burden upon the Restricted Party and (ii) none of the covenants set forth in this Agreement are unreasonable as to duration or scope.

6. Miscellaneous.

(a) Effectiveness. Notwithstanding anything herein to the contrary, this Agreement will become effective upon, and only upon, the Closing. If the Closing does not occur or the Merger Agreement is validly terminated for any reason, this Agreement shall automatically become null and void ab initio with no further action required on the part of either party.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (i) on the date established by the sender as having been delivered personally; (ii) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (iii) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (iv) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to the Restricted Party, to the address set forth on the signature page attached hereto.

if to Parent:

Stable Road Acquisition Corp.
1345 Abbott Kinney Boulevard
Venice, CA 90291

Attention:	Brian Kabot

Juan Quiroga

Email:	brian@stableroadcapital.com

juan@nalainvestments.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654

Attention:	Douglas C. Gessner, P.C.

Bradley C. Reed, P.C.

Kevin M. Frank

Email:	douglas.gessner@kirkland.com

bradley.reed@kirkland.com

kevin.frank@kirkland.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

(c) Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party.

(d) Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion. Except as otherwise provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies, which they would otherwise have hereunder. Any agreement on the part of either party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, that

(i) Parent may, without the written consent of the Restricted Party, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates;

(ii) Parent and the Surviving Entity may, without the written consent of the Restricted Party, each assign their rights under this Agreement for collateral security purposes to any lender providing financing to Parent or the Surviving Entity, or any of their Affiliates and any such lender may exercise all of the rights and remedies of such assignor, as applicable, hereunder and thereunder; and

(iii) Parent and the Surviving Entity may, without the written consent of the Restricted Party, each assign their rights under this Agreement, in whole or in part, to any subsequent purchaser of Parent or the Surviving Entity and its Subsidiaries or any material portion of their assets (whether such sale is structured as a sale of stock, a sale of assets, a merger, or otherwise).

(f) Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each of the parties and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

(g) Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(h) Entire Agreement. This Agreement and the Merger Agreement, and the other documents and instruments referred to herein and therein, constitute the entire agreement and understanding among the parties and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided, that nothing herein shall modify, amend, supersede or waive any rights under any existing or future non- disclosure, non-solicitation, non-hire, non-competition, non-disparagement, confidentiality, invention assignment, work product, work-for-hire, intellectual property protection or assignment or other restrictive covenant or similar obligations between the Restricted Party and the Company.

(i) Counterparts; Electronic Delivery. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be an original. Any such counterpart, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute the original form of this Agreement and deliver such form to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(j) Governing Law. This Agreement, the rights of the parties hereunder and all Legal Proceedings arising in whole or in part under or in connection herewith (whether sounding in contract, tort or equity), will be governed by and construed and enforced in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws or any statute of limitations of any other jurisdiction.

(k) Consent to Jurisdiction. Each of the parties hereto, by execution hereof, hereby (i) irrevocably submits to the exclusive jurisdiction of the United States District Court located in the State of Delaware and the state courts of the State of Delaware for the purpose of any Legal Proceeding among any of the parties hereto relating to or arising in whole or in part under or in connection with this Agreement, the Merger Agreement, any Transaction Agreement or the Transactions, (ii) waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Legal Proceeding brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other Legal Proceeding in any other court other than one of the above- named courts or that this Agreement, the Merger Agreement, any Transaction Agreement or the Transactions, or the subject matter hereof or thereof may not be enforced in or by such court and (iii) agrees not to commence any such Legal Proceeding other than before one of the above-named courts. Notwithstanding the previous sentence, a party hereto may commence any Legal Proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(l) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE PARTIES ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH PARTY HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION COMPLETED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(m) No Presumption Against Drafting Party. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n) Further Assurances. Each party hereto covenants that at any time, and from time to time, after the date hereof, it will execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm, perfect or otherwise carry out the intent and purposes of this Agreement.

(o) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless otherwise specified. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context requires otherwise, any definition or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on any such amendments, supplements or modifications set forth herein or therein).

7. Definitions. In addition to the terms otherwise defined in this Agreement, or in the Merger Agreement, as used in this Agreement, the following terms have the following meanings.

(a) “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlled by such specified Person.

(b) “Business” means the business of providing in-space transportation and/or infrastructure services and/or propulsion systems used for any purpose including, but not limited to, satellites, space vehicles, space transportation services and hosted payloads services.

(c) “Confidential Information” means all oral and written information, documents and materials relating to the Company (and, following the Effective Time, the Surviving Entity) including trade secrets, intellectual property, software and documentation, client information, subcontractor information (including lists of clients and subcontractors), Company policies, practices and codes of conduct, internal analyses, analyses of competitive products, strategies, merger and acquisition plans, marketing plans, corporate financial information, information related to negotiations with third parties, information protected by the Company’s (and, following the Effective Time, the Surviving Entity’s) privileges (such as the attorney-client privilege), internal audit reports, contracts and sales proposals, pricing and costs of specific products and services, training materials, employment records, performance evaluations, and other sensitive information, in each case, whether obtained, produced or distributed before or after the date of this Agreement. Notwithstanding the above, Confidential Information shall not include any information which (i) is now, or hereafter becomes, through no act or failure to act on the part of the Restricted Party, generally known or available to the public; (ii) was or is obtained by the Restricted Party on a non-confidential basis from a source other than the Company (and, following the Effective Time, the Surviving Entity), provided that such source is or was not known by the Restricted Party to be bound by any agreement to keep such information confidential or (iii) is disclosed by the Restricted Party to its accountants, attorneys or advisors, provided that such Persons are advised of the confidentiality obligations herein and the Restricted Party shall be responsible for any unauthorized disclosure by such Persons of such Confidential Information.

(d) “Geographic Region” means the United States and all other geographic area(s) in which the Company conducts the Business as of the date hereof or as of the Closing Date.

(e) “Restrictive Period” means the period starting on the Closing Date and ending two years after the Closing Date, subject to Section 5(a).

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition, Non-Solicitation and Confidentiality Agreement to be executed as of the date first set forth above.

PARENT:

STABLE ROAD ACQUISITION CORP.

By:	/s/ Brian Kabot
Name:	Brian Kabot
Title:	Chief Executive Officer

Signature Page to Non-Competition, Non-Solicitation and Confidentiality Agreement

RESTRICTED PARTY

/s/ Mikhail Kokorich
Mikhail Kokorich

Address:

Email:

Signature Page to Non-Competition, Non-Solicitation and Confidentiality Agreement